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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF PENNZOIL PRODUCTS COMPANY
                            (AS OF AUGUST 11, 1998)

Atlas Processing Company (Delaware).........................    100%
  Excel Paralubes (Texas General Partnership)...............     50%
Pennzoil Deutschland GmbH Mineralolvertrieb (Germany).......    100%
Pennzoil Products Australia Company (Nevada)................    100%
Pennzoil Products Canada Company (Nova Scotia)..............    100%
Pennzoil Products Europe GmbH (Germany).....................     99%
Pennzoil Products Mediterraneo, S.L. (Spain)................    100%
Pennzoil Wax Partner Company (Nevada).......................    100%
  Bareco Asia Pacific Pte. Ltd. (Singapore).................     50%
  Bareco Products (South Carolina General Partnership)......     50%
     Bareco International Sales Corporation (U.S. Virgin
      Islands)..............................................    100%
UMW Pennzoil Distributors SDN. BHD. (Malaysia)..............     50%